Exhibit 99.6

SECURITY BANK CORPORATION

NOMINEE HOLDER CERTIFICATION

The undersigned, a broker, custodian bank, trustee, depositary or other nominee holder of rights (the “Rights”) to purchase shares of common stock (“Common Stock”) of Security Bank Corporation (“Security Bank”) pursuant to the rights offering described and provided for in the Security Bank prospectus supplement, dated February 12, 2008, and the related prospectus (the “Prospectus”), hereby certifies to Security Bank, Registrar and Transfer Company, as subscription agent for the Rights Offering, and to MacKenzie Partners, Inc., as information agent for the Rights Offering, that (1) the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of Rights specified below pursuant to the basic subscription privilege (as defined in the Prospectus), and on behalf of beneficial owners of Rights who have subscribed for the purchase of additional shares of Common Stock pursuant to the over-subscription privilege (as defined in the Prospectus), listing separately below each such exercised basic subscription privilege and the corresponding over-subscription privilege (without identifying any such beneficial owner), and (2) each such beneficial owner’s basic subscription privilege has been exercised in full:

	Number of Shares of Common Stock Owned on the Record Date	Rights Exercised Pursuant to Basic Subscription Privilege	Number of Shares Subscribed For Pursuant to Over-Subscription Privilege

1.

2.

3.

4.

5.

6.

7.

8.

9.

10.

Provide the following information if applicable:

Depository Trust Company (“DTC”)
Participant Number

Participant Name:

By:

Name:

Title:

DTC Basic Subscription Confirmation Number(s)